Exhibit 99.2
Westar Energy, Inc.
Third Quarter 2017 Earnings
Released October 31, 2017

Cody VandeVelde
Director Investor Relations
785-575-8227
Cody.VandeVelde@WestarEnergy.com

NOTE:
The Notes to the Condensed Consolidated Financial Statements in the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 should be read in conjunction with this financial information. The enclosed statements have been prepared for the purpose of providing information concerning the Company and not in connection with any sale, offer for sale, or solicitation to buy any securities.

Westar Energy, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,
	2017	2016	Change	% Change
	(Dollars in Thousands, Except Per Share Amounts)
REVENUES:
Residential	$278,138	$282,272	$(4,134)	(1.5)
Commercial	219,414	218,377	1,037	0.5
Industrial	117,721	106,021	11,700	11.0
Other retail	149	7,883	(7,734)	(98.1)
Total Retail Revenues	615,422	614,553	869	0.1
Wholesale	102,113	86,421	15,692	18.2
Transmission	69,504	58,462	11,042	18.9
Other	7,288	5,218	2,070	39.7
Total Revenues	794,327	764,654	29,673	3.9
OPERATING EXPENSES:
Fuel and purchased power	189,804	155,673	34,131	21.9
SPP network transmission costs	62,578	57,939	4,639	8.0
Operating and maintenance	79,856	86,758	(6,902)	(8.0)
Depreciation and amortization	94,668	84,972	9,696	11.4
Selling, general and administrative	65,630	60,582	5,048	8.3
Taxes other than income tax	41,815	48,154	(6,339)	(13.2)
Total Operating Expenses	534,351	494,078	40,273	8.2
INCOME FROM OPERATIONS	259,976	270,576	(10,600)	(3.9)
OTHER INCOME (EXPENSE):
Investment earnings	2,593	2,619	(26)	(1.0)
Other income	3,849	13,353	(9,504)	(71.2)
Other expense	(6,493)	(5,887)	(606)	(10.3)
Total Other (Expense) Income	(51)	10,085	(10,136)	(100.5)
Interest expense	43,458	40,897	2,561	6.3
INCOME BEFORE INCOME TAXES	216,467	239,764	(23,297)	(9.7)
Income tax expense	55,743	81,211	(25,468)	(31.4)
NET INCOME	160,724	158,553	2,171	1.4
Less: Net income attributable to noncontrolling interests	2,418	3,833	(1,415)	(36.9)
NET INCOME ATTRIBUTABLE TO WESTAR ENERGY, INC.	$158,306	$154,720	$3,586	2.3
BASIC AND DILUTED EARNINGS PER AVERAGE COMMON SHARE OUTSTANDING ATTRIBUTABLE TO WESTAR ENERGY, INC. (See 10-Q Note 2):
Basic earnings per common share	$1.11	$1.09	$0.02	1.8
Diluted earnings per common share	$1.11	$1.08	$0.03	2.8
AVERAGE EQUIVALENT COMMON SHARES OUTSTANDING (in thousands):
Basic	142,473	142,091	382	0.3
Diluted	142,516	142,578	(62)	—
DIVIDENDS DECLARED PER COMMON SHARE	$0.40	$0.38	$0.02	5.3
Effective income tax rate	26%	34%

The Notes to the Condensed Consolidated Financial Statements in the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 should be read in conjunction with this financial information.

Westar Energy, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Nine Months Ended September 30,
	2017	2016	Change	% Change
	(Dollars in Thousands, Except Per Share Amounts)
REVENUES:
Residential	$642,449	$664,400	$(21,951)	(3.3)
Commercial	557,232	572,247	(15,015)	(2.6)
Industrial	324,227	314,723	9,504	3.0
Other retail	(22,293)	(23,002)	709	3.1
Total Retail Revenues	1,501,615	1,528,368	(26,753)	(1.8)
Wholesale	242,524	220,520	22,004	10.0
Transmission	209,097	188,996	20,101	10.6
Other	22,986	17,668	5,318	30.1
Total Revenues	1,976,222	1,955,552	20,670	1.1
OPERATING EXPENSES:
Fuel and purchased power	415,449	374,361	41,088	11.0
SPP network transmission costs	185,015	173,925	11,090	6.4
Operating and maintenance	248,211	250,135	(1,924)	(0.8)
Depreciation and amortization	277,322	252,838	24,484	9.7
Selling, general and administrative	182,367	192,762	(10,395)	(5.4)
Taxes other than income tax	126,421	145,529	(19,108)	(13.1)
Total Operating Expenses	1,434,785	1,389,550	45,235	3.3
INCOME FROM OPERATIONS	541,437	566,002	(24,565)	(4.3)
OTHER INCOME (EXPENSE):
Investment earnings	8,384	6,916	1,468	21.2
Other income	5,672	26,212	(20,540)	(78.4)
Other expense	(14,457)	(14,338)	(119)	(0.8)
Total Other (Expense) Income	(401)	18,790	(19,191)	(102.1)
Interest expense	128,232	121,011	7,221	6.0
INCOME BEFORE INCOME TAXES	412,804	463,781	(50,977)	(11.0)
Income tax expense	112,559	160,376	(47,817)	(29.8)
NET INCOME	300,245	303,405	(3,160)	(1.0)
Less: Net income attributable to noncontrolling interests	10,213	10,760	(547)	(5.1)
NET INCOME ATTRIBUTABLE TO WESTAR ENERGY, INC.	$290,032	$292,645	$(2,613)	(0.9)
BASIC AND DILUTED EARNINGS PER AVERAGE COMMON SHARE OUTSTANDING ATTRIBUTABLE TO WESTAR ENERGY, INC. (See 10-Q Note 2):
Basic earnings per common share	$2.03	$2.06	$(0.03)	(1.5)
Diluted earnings per common share	$2.03	$2.05	$(0.02)	(1.0)
AVERAGE EQUIVALENT COMMON SHARES OUTSTANDING (in thousands):
Basic	142,459	142,039	420	0.3
Diluted	142,496	142,413	83	0.1
DIVIDENDS DECLARED PER COMMON SHARE	$1.20	$1.14	$0.06	5.3
Effective income tax rate	27%	35%

The Notes to the Condensed Consolidated Financial Statements in the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 should be read in conjunction with this financial information.

Westar Energy, Inc.
Condensed Consolidated Balance Sheets
(Dollars in Thousands, Except Par Values)
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,388	$3,066
Accounts receivable, net of allowance for doubtful accounts of $4,658 and $6,667, respectively	308,275	288,579
Fuel inventory and supplies	285,074	300,125
Taxes receivable	—	13,000
Prepaid expenses	15,781	16,528
Regulatory assets	94,777	117,383
Other	25,754	29,701
Total Current Assets	733,049	768,382
PROPERTY, PLANT AND EQUIPMENT, NET	9,494,023	9,248,359
PROPERTY, PLANT AND EQUIPMENT OF VARIABLE INTEREST ENTITIES, NET	178,058	257,904
OTHER ASSETS:
Regulatory assets	748,934	762,479
Nuclear decommissioning trust	229,927	200,122
Other	241,384	249,828
Total Other Assets	1,220,245	1,212,429
TOTAL ASSETS	$11,625,375	$11,487,074
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$—	$125,000
Current maturities of long-term debt of variable interest entities	28,534	26,842
Short-term debt	189,100	366,700
Accounts payable	147,933	220,522
Accrued dividends	53,770	52,885
Accrued taxes	114,317	85,729
Accrued interest	64,851	72,519
Regulatory liabilities	14,068	15,760
Other	74,273	81,236
Total Current Liabilities	686,846	1,047,193
LONG-TERM LIABILITIES:
Long-term debt, net	3,686,852	3,388,670
Long-term debt of variable interest entities, net	81,433	111,209
Deferred income taxes	1,866,583	1,752,776
Unamortized investment tax credits	208,597	210,654
Regulatory liabilities	237,065	223,693
Accrued employee benefits	497,298	512,412
Asset retirement obligations	397,505	323,951
Other	84,296	83,326
Total Long-Term Liabilities	7,059,629	6,606,691
COMMITMENTS AND CONTINGENCIES (See 10-Q Notes 11 and 13)
EQUITY:
Westar Energy, Inc. Shareholders’ Equity:
Common stock, par value $5 per share; authorized 275,000,000 shares; issued and outstanding 142,094,176 shares and 141,791,153 shares, respective to each date	710,471	708,956
Paid-in capital	2,022,072	2,018,317
Retained earnings	1,196,460	1,078,602
Total Westar Energy, Inc. Shareholders’ Equity	3,929,003	3,805,875
Noncontrolling Interests	(50,103)	27,315
Total Equity	3,878,900	3,833,190
TOTAL LIABILITIES AND EQUITY	$11,625,375	$11,487,074

The Notes to the Condensed Consolidated Financial Statements in the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 should be read in conjunction with this financial information.

Westar Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income	$300,245	$303,405
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	277,322	252,838
Amortization of nuclear fuel	24,150	22,518
Amortization of deferred regulatory gain from sale leaseback	(4,121)	(4,121)
Gain on lease modification	(3,500)	—
Amortization of corporate-owned life insurance	15,744	13,779
Non-cash compensation	6,777	7,025
Net deferred income taxes and credits	126,986	160,429
Allowance for equity funds used during construction	(1,094)	(7,894)
Changes in working capital items:
Accounts receivable	(19,696)	(64,100)
Fuel inventory and supplies	15,515	11,680
Prepaid expenses and other current assets	61,287	(385)
Accounts payable	(10,044)	9,736
Accrued taxes	35,631	40,711
Other current liabilities	(108,503)	(61,879)
Changes in other assets	20,085	(4,377)
Changes in other liabilities	5,538	13,208
Cash Flows from Operating Activities	742,322	692,573
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Additions to property, plant and equipment	(564,622)	(821,936)
Purchase of securities - trusts	(15,262)	(43,252)
Sale of securities - trusts	15,896	44,326
Investment in corporate-owned life insurance	(13,875)	(14,648)
Proceeds from investment in corporate-owned life insurance	265	24,242
Investment in affiliated company	—	(655)
Other investing activities	(3,411)	(3,095)
Cash Flows used in Investing Activities	(581,009)	(815,018)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Short-term debt, net	(177,732)	(67,402)
Proceeds from long-term debt	296,215	396,472
Proceeds from long-term debt of variable interest entities	—	162,048
Retirements of long-term debt	(125,000)	(50,000)
Retirements of long-term debt of variable interest entities	(26,840)	(190,357)
Repayment of capital leases	(2,592)	(2,327)
Borrowings against cash surrender value of corporate-owned life insurance	53,422	55,952
Repayment of borrowings against cash surrender value of corporate-owned life insurance	—	(22,921)
Issuance of common stock	659	2,003
Distributions to shareholders of noncontrolling interests	(5,760)	(2,551)
Cash dividends paid	(166,340)	(152,787)
Other financing activities	(7,023)	(4,979)
Cash Flows (used in) from Financing Activities	(160,991)	123,151
NET INCREASE IN CASH AND CASH EQUIVALENTS	322	706
CASH AND CASH EQUIVALENTS:
Beginning of period	3,066	3,231
End of period	$3,388	$3,937

The Notes to the Condensed Consolidated Financial Statements in the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 should be read in conjunction with this financial information.

Westar Energy, Inc.
3rd Quarter 2017 vs. 2016

Earnings Variances
			Change
		($ per share)	(Dollars in Thousands)		($ per share)
September 30, 2016 basic earnings attributable to common stock			$154,720		$1.09

		Favorable/(Unfavorable)

	Gross Margin		(9,097)	A
	Operating and maintenance		6,902	B
	Depreciation and amortization		(9,696)	C
	Selling, general and administrative		(5,048)	D
	Taxes other than income tax		6,339	E
	Other income (expense)		(10,136)	F
	Interest expense		(2,561)	G
	Income tax expense		25,468	H
	Net income attributable to noncontrolling interests		1,415
	Change in shares outstanding	(0.01)

September 30, 2017 basic earnings attributable to common stock			$158,306		$1.11

	Major factors influencing the period to period change in EPS -- Favorable/(Unfavorable)

A	Due primarily to lower residential and commercial sales primarily attributable to mild weather; partially offset by increase in industrial sales

B
Due primarily to: decrease in distribution operations and maintenance expense due primarily to executing vegetation management strategy earlier in 2017 -- $5.5M; decrease in nuclear operating and maintenance costs -- $1.7M; decrease in steam generation operating and maintenance costs -- $1.5; partially offset by higher operating expense due to start of Western Plains Wind Farm -- ($2.4M)

C	Due principally to property additions at Western Plains Wind Farm in March 2017

D	Due primarily to: increase in merger-related expense -- ($5.9M); partially offset by decrease in outside services -- $1.8M

E	Due primarily to decreased property tax amortization expense that is largely offset by decreased prices -- $6.3M

F	Due primarily to: lower COLI benefit -- ($10.1M); a decrease in equity AFUDC -- ($2.3M); partially offset by deconsolidation of the trust holding our 8% interest in JEC -- $3.5M

G	Due primarily to: a decrease in debt AFUDC -- ($1.3M)

H
Due primarily to a reduction in income tax expense from lower income before income tax -- $9.2M, a favorable deferred tax true-up -- $7.6M, and production tax credits from Western Plains Wind Farm - $5.1M

The Notes to the Condensed Consolidated Financial Statements in the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 should be read in conjunction with this financial information.

Westar Energy, Inc.
YTD September 2017 vs. 2016

Earnings Variances
			Change
		($ per share)	(Dollars in Thousands)		($ per share)
September 30, 2016 basic earnings attributable to common stock			$292,645		$2.06

		Favorable/(Unfavorable)

	Gross Margin		(31,508)	A
	Operating and maintenance		1,924	B
	Depreciation and amortization		(24,484)	C
	Selling, general and administrative		10,395	D
	Taxes other than income tax		19,108	E
	Other income (expense)		(19,191)	F
	Interest expense		(7,221)	G
	Income tax expense		47,817	H
	Net income attributable to noncontrolling interests		547
	Change in shares outstanding	(0.01)

September 30, 2017 basic earnings attributable to common stock			$290,032		$2.03

	Major factors influencing the period to period change in EPS -- Favorable/(Unfavorable)

A	Due primarily to lower residential and commercial sales primarily attributable to mild weather; partially offset by increase in industrial sales

B
Due primarily to: a decrease in nuclear operating and maintenance costs due primarily to receipt of proceeds from a legal settlement at Wolf Creek -- $7.7M; decrease in distribution operating and maintenance costs -- $1.8M; partially offset by higher operating expense due to start of Western Plains Wind Farm -- ($6.3M); and higher operating and maintenance costs for steam generation -- ($1.6M)

C	Due principally to property additions at Western Plains Wind Farm in March 2017

D
Due primarily to: a decrease in outside services -- $5.0M; a decrease in employee benefit costs attributable partially to having fewer employees -- $2.0M; and a decrease in merger-related expense -- $1.2M

E	Due primarily to decreased property tax amortization expense that is largely offset by decreased prices -- $18.9M

F	Due primarily to: lower COLI benefit -- ($16.7M); a decrease in equity AFUDC -- ($6.8M); partially offset by deconsolidation of the trust holding our 8% interest in JEC -- $3.5

G	Due primarily to: an increase in interest expense of long-term debt primarily from the issuances of FMBs during March 2017 -- ($5.1M); and a decrease in debt AFUDC -- ($2.9M)

H
Due primarily to a reduction in income tax expense from lower income before income tax -- $20.1M, production tax credits from Western Plains Wind Farm - $16.6M, and a favorable deferred tax true-up -- $7.6M

The Notes to the Condensed Consolidated Financial Statements in the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 should be read in conjunction with this financial information.

Westar Energy, Inc.
Revenue, Sales and Energy Supply

Supplemental Data	Three Months Ended September 30,
	2017	2016	Change	% Change
Revenues	(Dollars In Thousands)
Residential	$278,138	$282,272	$(4,134)	(1.5)
Commercial	219,414	218,377	1,037	0.5
Industrial	117,721	106,021	11,700	11.0
Other retail	2,997	3,908	(911)	(23.3)
Provision for rate refunds	(2,848)	3,975	(6,823)	(171.6)
Total Retail Revenues	615,422	614,553	869	0.1
Tariff-based wholesale	67,601	70,923	(3,322)	(4.7)
Market-based wholesale	34,512	15,498	19,014	122.7
Transmission	69,504	58,462	11,042	18.9
Other	7,288	5,218	2,070	39.7
Total Revenues	$794,327	$764,654	$29,673	3.9

Electricity Sales	(Thousands of MWh)
Residential	2,081	2,209	(128)	(5.8)
Commercial	2,156	2,230	(74)	(3.3)
Industrial	1,563	1,444	119	8.2
Other retail	12	19	(7)	(36.8)
Total Retail	5,812	5,902	(90)	(1.5)
Tariff-based wholesale	1,284	1,380	(96)	(7.0)
Market-based wholesale	1,844	1,009	835	82.8
Total wholesale	3,128	2,389	739	30.9
Total Electricity Sales	8,940	8,291	649	7.8

	(Dollars per MWh)
Total retail	$105.89	$104.13	$1.76	1.7
Tariff-based wholesale	$52.65	$51.39	$1.26	2.5
Market-based wholesale	$18.72	$15.36	$3.36	21.9

Fuel and Purchased Power	(Dollars In Thousands)
Fuel used for generation	$131,635	$131,390	$245	0.2
Purchased power	49,517	43,676	5,841	13.4
Subtotal	181,152	175,066	6,086	3.5
RECA recovery and other	8,652	(19,393)	28,045	144.6
Total fuel and purchased power expense	$189,804	$155,673	$34,131	21.9

Electricity Supply	(Thousands of MWh)
Generated - Gas	633	631	2	0.3
Coal	4,959	5,254	(295)	(5.6)
Nuclear	1,244	840	404	48.1
Wind	294	84	210	250.0
Subtotal electricity generated	7,130	6,809	321	4.7
Purchased	1,956	1,673	283	16.9
Total Electricity Supply	9,086	8,482	604	7.1

	(Dollars per MWh)
Average cost of fuel used for generation	$18.46	$19.30	$(0.84)	(4.4)
Average cost of purchased power	$25.32	$26.11	$(0.79)	(3.0)
Average cost of fuel and purchased power	$19.94	$20.64	$(0.70)	(3.4)

Degree Days		2016/
	2017	20 yr Avg	Change	% Change
Cooling
Actual compared to last year	1,138	1,285	(147)	(11.4)
Actual compared to 20 year average	1,138	1,123	15	1.3
Heating
Actual compared to last year	6	15	(9)	(60.0)
Actual compared to 20 year average	6	44	(38)	(86.4)

The Notes to the Condensed Consolidated Financial Statements in the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 should be read in conjunction with this financial information.

Westar Energy, Inc.
Revenue, Sales and Energy Supply

Supplemental Data	Nine Months Ended September 30,
	2017	2016	Change	% Change
Revenues	(Dollars In Thousands)
Residential	$642,449	$664,400	$(21,951)	(3.3)
Commercial	557,232	572,247	(15,015)	(2.6)
Industrial	324,227	314,723	9,504	3.0
Other retail	12,638	11,761	877	7.5
Provision for rate refunds	(34,931)	(34,763)	(168)	(0.5)
Total Retail Revenues	1,501,615	1,528,368	(26,753)	(1.8)
Tariff-based wholesale	178,154	186,203	(8,049)	(4.3)
Market-based wholesale	64,370	34,317	30,053	87.6
Transmission	209,097	188,996	20,101	10.6
Other	22,986	17,668	5,318	30.1
Total Revenues	$1,976,222	$1,955,552	$20,670	1.1

Electricity Sales	(Thousands of MWh)
Residential	4,828	5,097	(269)	(5.3)
Commercial	5,588	5,763	(175)	(3.0)
Industrial	4,319	4,137	182	4.4
Other retail	56	60	(4)	(6.7)
Total Retail	14,791	15,057	(266)	(1.8)
Tariff-based wholesale	3,085	3,290	(205)	(6.2)
Market-based wholesale	4,527	2,670	1,857	69.6
Total wholesale	7,612	5,960	1,652	27.7
Total Electricity Sales	22,403	21,017	1,386	6.6

	(Dollars per MWh)
Total retail	$101.52	$101.51	$0.01	—
Tariff-based wholesale	$57.75	$56.60	$1.15	2.0
Market-based wholesale	$14.22	$12.85	$1.37	10.7

Fuel and Purchased Power	(Dollars In Thousands)
Fuel used for generation	$301,077	$305,008	$(3,931)	(1.3)
Purchased power	135,784	116,577	19,207	16.5
Subtotal	436,861	421,585	15,276	3.6
RECA recovery and other	(21,412)	(47,224)	25,812	54.7
Total fuel and purchased power expense	$415,449	$374,361	$41,088	11.0

Electricity Supply	(Thousands of MWh)
Generated - Gas	1,327	1,328	(1)	(0.1)
Coal	11,383	11,915	(532)	(4.5)
Nuclear	3,734	3,334	400	12.0
Wind	990	306	684	223.5
Subtotal electricity generated	17,434	16,883	551	3.3
Purchased	5,765	4,683	1,082	23.1
Total Electricity Supply	23,199	21,566	1,633	7.6

	(Dollars per MWh)
Average cost of fuel used for generation	$17.27	$18.07	$(0.80)	(4.4)
Average cost of purchased power	$23.55	$24.89	$(1.34)	(5.4)
Average cost of fuel and purchased power	$18.83	$19.55	$(0.72)	(3.7)

Degree Days		2016/
	2017	20 yr Avg	Change	% Change
Cooling
Actual compared to last year	1,660	1,882	(222)	(11.8)
Actual compared to 20 year average	1,660	1,583	77	4.9
Heating
Actual compared to last year	2,216	2,383	(167)	(7.0)
Actual compared to 20 year average	2,216	2,860	(644)	(22.5)

The Notes to the Condensed Consolidated Financial Statements in the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 should be read in conjunction with this financial information.

Westar Energy, Inc.

Capitalization
		September 30, 2017		December 31, 2016
		(Dollars in Thousands)
Current maturities of long-term debt		$—		$125,000
Current maturities of long-term debt of VIEs		28,534		26,842
Long-term debt, net		3,686,852		3,388,670
Long-term debt of variable interest entities, net		81,433		111,209
Total long-term debt		3,796,819	49.5%	3,651,721	48.8%
Common equity		3,929,003	51.2%	3,805,875	50.8%
Noncontrolling interests		(50,103)	(0.7)%	27,315	0.4%
Total capitalization		$7,675,719	100.0%	$7,484,911	100.0%

GAAP Book value per share		$27.65		$26.84
Period end shares outstanding (in thousands)		142,094		141,791

Outstanding Long-Term Debt

	CUSIP	September 30, 2017		December 31, 2016
Westar Energy:		(Dollars in Thousands)
First Mortgage Bond series:
5.15% Series due January 2017	95709TAB6	$—		$125,000
5.10% Series due July 2020	95709TAD2	250,000		250,000
3.25% Series due December 2025	95709TAL4	250,000		250,000
2.55% Series due June 2026	95709TAN0	350,000		350,000
3.10% Series due April 2027	95709TAP5	300,000		—
4.125% Series due March 2042	95709TAH3	550,000		550,000
4.10% Series due April 2043	95709TAJ9	430,000		430,000
4.625% Series due September 2043	95709TAK6	250,000		250,000
4.25% Series due December 2045	95709TAM2	300,000		300,000
		2,680,000		2,505,000
Pollution control bond series:
Variable series due April 2032 (Wamego)	933623BN9	30,500		30,500
Variable series due April 2032 (St Marys)	792609AF6	45,000		45,000
		75,500		75,500
Total Westar Energy		2,755,500		2,580,500

KGE
First mortgage bond series:
6.70% Series due June 2019	485260BL6	300,000		300,000
6.15% Series due May 2023	485260B@1	50,000		50,000
6.53% Series due December 2037	485260BJ1	175,000		175,000
6.64% Series due May 2038	485260B#9	100,000		100,000
4.30% Series due July 2044	485260BM4	250,000		250,000
		875,000		875,000
Pollution control bond series:
Variable rate series due April 2027 (LaCygne)	502828AJ5	21,940		21,940
2.50% Series due June 2031	N/A	50,000		50,000
Variable rate series due April 2032 (St Marys)	792609AE9	14,500		14,500
Variable rate series due April 2032 (Wamego)	933623BM1	10,000		10,000
		96,440		96,440
Total KGE		971,440		971,440

Total long-term debt		3,726,940		3,551,940
Unamortized debt discount		(11,082)		(10,358)
Unamortized debt issuance expense		(29,006)		(27,912)
Long-term debt due within one year		—		(125,000)
Total long-term debt, net		$3,686,852		$3,388,670

The Notes to the Condensed Consolidated Financial Statements in the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 should be read in conjunction with this financial information.

Westar Energy, Inc.
GAAP to Non-GAAP Reconciliation

Fuel and purchased power costs fluctuate with electricity sales and unit costs. As permitted by regulators, prices are adjusted to reflect changes in the costs of fuel and purchased power. Fuel and purchased power costs for wholesale customers are recovered at prevailing market prices or based on a predetermined formula with a price adjustment approved by FERC. As a result, changes in fuel and purchased power costs are offset in revenues with minimal impact on net income. For this reason, Westar management believes that gross margin is useful for understanding and analyzing changes in operating performance from one period to the next. Gross margin is calculated as total revenues, including transmission revenues, less the sum of fuel and purchased power costs and amounts billed by the SPP for network transmission costs (SPP NITS). Accordingly, gross margin reflects transmission revenues and costs on a net basis.

The calculations of gross margin for the three and nine months ended September 30, 2017 and 2016 are shown in the table below. The table also includes a reconciliation of gross margin to income from operations for both periods. Income from operations is the GAAP financial measure most directly comparable to gross margin.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2017	2016	Change	2017	2016	Change
	(Dollars in Thousands)
Revenues	$794,327	$764,654	$29,673	$1,976,222	$1,955,552	$20,670
Less: Fuel and purchased power expense	189,804	155,673	34,131	415,449	374,361	41,088
SPP network transmission costs	62,578	57,939	4,639	185,015	173,925	11,090
Gross margin	$541,945	$551,042	$(9,097)	$1,375,758	$1,407,266	$(31,508)

Income from operations	$259,976	$270,576	$(10,600)	$541,437	$566,002	$(24,565)
Plus: Operating and maintenance expense	79,856	86,758	(6,902)	248,211	250,135	(1,924)
Depreciation and amortization expense	94,668	84,972	9,696	277,322	252,838	24,484
Selling, general and administrative expense	65,630	60,582	5,048	182,367	192,762	(10,395)
Taxes other than income tax	41,815	48,154	(6,339)	126,421	145,529	(19,108)
Gross margin	$541,945	$551,042	$(9,097)	$1,375,758	$1,407,266	$(31,508)

The Notes to the Condensed Consolidated Financial Statements in the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017 should be read in conjunction with this financial information.